As filed with the Securities and Exchange Commission on January 28, 2014

Registration Nos. 333-158223, 333-124559, 333-114176, 333-62152, 333-45098, 333-14659

SECURITIES AND EXCHANGE COMMISSION
      Washington, D.C. 20549

_____________________________________

POST-EFFECTIVE AMENDMENTS NO. 1 TO
FORM S-8
REGISTRATION STATEMENTS
Under
THE SECURITIES ACT OF 1933

 ____________________________________

HOLLYWOOD MEDIA CORP.

(Exact name of registrant as specified in its charter)

Florida (State or other jurisdiction of incorporation or organization)	65-0385686 (I.R.S. Employer Identification No.)

301 East Yamato Road, Suite 2199
Boca Raton, Florida 33431
(Address, including zip code, of registrant’s principal executive offices)

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Hollywood Media Corp. 401(k) Plan
Hollywood Media Corp. 2004 Stock Incentive Plan
Hollywood Media Corp. 2000 Stock Incentive Plan
Hollywood Media Corp. Directors Stock Option Plan
Hollywood Media Corp. 1993 Stock Option Plan

(Full title of the plans)

Tammy G. Hedge

Chief Financial Officer and Chief Accounting Officer
Hollywood Media Corp.

301 East Yamato Road, Suite 2199

Boca Raton, Florida 33431

(561) 998-8000

(Name, address, and telephone number, including area code, of agent for service)

with a copy to:

Steven W. Vazquez
Foley & Lardner LLP
100 North Tampa Street

Suite 2700

Tampa, FL 33602-5810

(813) 229-2300

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Termination of Registration

Registration Statements Nos. 333-158223, 333-142559, 333-114176, 333-62152, 333-45098 and 333-14659 on Form S-8 (the “Registration Statements”) covered shares of common stock, par value $.01 per share, of Hollywood Media Corp., a Florida corporation (the “Company”), issuable by the Company pursuant to the Hollywood Media Corp. 401(k) Plan, the Hollywood Media Corp. 2004 Stock Incentive Plan, the Hollywood Media Corp. 2000 Stock Incentive Plan, the Hollywood Media Corp. Directors Stock Option Plan, and the Hollywood Media Corp. 1993 Stock Option Plan (the “Plans”).

The Company has terminated all offerings of its securities pursuant to the Registration Statements. In accordance with undertakings made by the Company in the Registration Statements to remove from registration, by means of a post-effective amendment, any securities which remain unsold at the termination of the offerings thereunder, the Company hereby removes from registration all shares of common stock registered but not sold under the Registration Statements.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing Form S-8 and has duly caused this Post-Effective Amendment No. 1 to Registration Statements Nos. 333-158223, 333-142559, 333-114176, 333-62152, 333-45098 and 333-14659 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on January 28, 2014.

HOLLYWOOD MEDIA CORP.

By:	/s/ Tammy G. Hedge
Tammy G. Hedge
Chief Financial Officer and Chief Accounting Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statements has been signed by the following persons in the indicated capacities on January 28, 2014.

Signature	Title

/s/ Mitchell Rubenstein	Chairman of the Board and Chief Executive Officer
Mitchell Rubenstein	(Principal Executive Officer)

/s/ Laurie S. Silvers	Vice Chairman of the Board, President and Secretary
Laurie S. Silvers

/s/ Tammy G. Hedge	Chief Financial Officer and Chief Accounting Officer
Tammy G. Hedge	(Principal Financial and Accounting Officer)

/s/ Harry T. Hoffman	Director
Harry T. Hoffman

/s/ Robert D. Epstein	Director
Robert D. Epstein

/s/ Stephen Gans	Director
Stephen Gans